                                                                       EX-10.39

                            FIRST AMENDMENT TO LEASE

         This Agreement is entered into as of November 9, 1992, by and between TORREY SORRENTO INC., a California corporation (hereinafter called "Landlord"), and IDEC PHARMACEUTICALS CORPORATION, a California corporation (hereinafter called "Tenant"), with reference to the following facts:

         A. Prior hereto Landlord and Tenant entered into that certain Lease dated July 9, 1992, for the premises located at 11011 Torreyana Road, San Diego, California (the "Lease").

         B. Landlord and Tenant now desire to amend the Lease on the terms set forth herein.

         C. All capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

         NOW, THEREFORE, the parties hereto agree as follows:

                  1. A new Section 2.1.10 is hereby added to the Lease as follows:

                           "2.1.10  Landlord's Mortgagee: The term "Landlord's
                  Mortgagee" shall mean the beneficiaries from time to time of the first deed of trust encumbering the Demised Premises dated November 25, 1992, in favor of four construction industry labor-management pension trust funds. The agent for said beneficiaries is Seidler Realty Advisors, who shall act as the agent for the Landlord's Mortgagee. The term "Landlord's Mortgagee" also includes said agent. By written notice from all of said beneficiaries to Landlord and Tenant, said agent may be changed to another party, in which event said new agent shall thereafter act for the Landlord's Mortgagee. The address for notice to Landlord's Mortgagee is:

                                                Seidler Realty Advisors
                                                4275 Executive Square, Suite 325
                                                La Jolla, CA 92037
                                                Attn: Daniel J. Ryan"

                  2. The Lease is hereby amended by adding thereto the following new Section 2.1.11:

                           "2.1.11  Landlord's Lender: The term "Landlord's
                  Lender" shall include Landlord's Mortgagee and any other lender at any time which is the beneficiary of a first deed of trust encumbering the Demised Premises."

                  3. The Lease is hereby amended by adding thereto the following new Paragraph 3.4:

                           "3.4     Landlord and Tenant acknowledge that
                  Landlord's Mortgagee is a group of four construction industry labor-management pension trust funds, and that, pursuant to the terms of the loan from Landlord's Mortgagee, union labor is to be used for constructing or rebuilding the improvements to be constructed on the Demised Premises pursuant to the terms of Exhibit "B" attached hereto. Such construction shall be subject to the terms of the Commitment Letter from Landlord's Mortgagee to Landlord dated October 8, 1992. Such obligation to use union labor shall expire upon the extension of the Maturity Date of the loan from Landlord's Mortgagee as set forth in paragraph 1 of the promissory note evidencing the same which the parties anticipate will occur no later than December 31, 1993. Landlord and Tenant acknowledge that neither Landlord nor Landlord's Mortgagee shall be responsible for any additional costs arising from such use of union labor."

                  4. The second sentence of Section 4.2 of the Lease is hereby amended and restated as follows:

                  "The terms "substantially complete(d)" and "substantial completion" shall mean the earlier of (i) issuance of a temporary certificate of occupancy by the City of San Diego or
                  (ii) the date the Project Architect (as defined in Section 1.1 of the Work Letter) has certified that Landlord's Work is substantially complete and that Tenant can physically occupy the space, subject to the punch-list items as described in
                  Section 7.2 of the Work Letter, and the Demised Premises are in clean and operating condition, subject to punch-list items that may still need to be corrected and subject to items which constitute Tenant's Work."

                  5. Section 4.2.3 of the Lease is hereby amended by adding at the end of the first line of such section the words "by Landlord's contractor."

                  6. Sections 4.1 and 4.2.3 of the Lease are hereby amended by eliminating Landlord's and Tenant's termination rights and by adding thereto the following Section 4.2.4:

                           "Any other provision of this Lease to the contrary
                  notwithstanding, but without limiting Landlord's liabilities or responsibilities under the Lease in any way whatsoever, Tenant shall, subject to Force Majeure Delays and Landlord-Caused Delays, fully occupy the entire Demised Premises, conduct business therefrom and commence paying the entire Initial Base Rent on or before December 31, 1993. Tenant shall cooperate with Landlord in taking all good faith steps necessary to allow Landlord to timely complete Landlord's Work as required by Landlord's Mortgagee. Without limiting the foregoing, Tenant shall provide to Landlord, Tenant's Plans for the Landlord's work in a timely manner to allow Landlord to complete the pilot plant by December 31, 1993. Tenant shall not take any action which shall cause Landlord to be in default under the loan from Landlord's Mortgagee."

                  7. Paragraph 5.2 of the Lease is hereby amended by adding thereto at the end thereof the following provision:

                           "In addition to any other obligation of Tenant
                  hereunder, in the event that Tenant shall be the proximate cause of a default by Landlord under the loan from Landlord's Mortgagee and Landlord's Mortgagee shall require Landlord to thereafter deposit monthly installments of real property taxes and insurance premiums, Tenant shall timely make such deposits with Lender."

                  8. Section 4 of the Lease is hereby amended by adding thereto the following new Section 4.6:

                           "Any provision of this Lease to the contrary
                  notwithstanding, Tenant shall commence paying Basic Annual Rent in the amount of $120,000 per month commencing May 25, 1993. Tenant shall further commence paying the full payment of Basic Annual Rent on the earlier of (a) the Term Commencement Date, (b) sixty three (63) days from May 25, 1993, plus the period of any Landlord-Caused Delays or Force Majeure Delays, or (c) December 31, 1993."

                  9. The second sentence of Section 5.3 is hereby amended and restated in its entirety as follows:

                  "Basic Annual Rent and Additional Rent shall together be denominated "Rent." Rent shall be paid to Landlord, without abatement, deduction or offset, (excepting only for the limited circumstances as specified in Section 16.1 for Landlord's maintenance, in Section 20.6 for destruction of a portion of the Demised Premises and/or in connection with the terms upon which Tenant provides a $3,200,000.00 loan for a portion of the financing for the project costs) in lawful money of the United States of America at the office of Landlord as set forth in Section 2.1.8 herein or to such other person or at such other place as Landlord may from time to time designate in writing. In the event the term of this Lease commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of a thirty (30) day month and shall be paid at the then current rate for such fractional month."

                  10. Section 5.3 of the Lease is hereby amended by adding at the end thereof the following provision:

                  "Tenant shall also be entitled to a credit against Basic Annual Rent for the difference between (i) any Basic Annual Rent or Additional Rent payable by Tenant with respect to the Demised Premises for any period between the date Tenant is required to pay the same pursuant to the terms of Section 4.6 of this Lease and the date Tenant would have been required to pay the same pursuant to the other terms of this Lease (exclusive of Section 4.6), and (ii) any proceeds received by Tenant for reimbursement therefor from the loan from Landlord's Mortgagee that would otherwise be payable to Landlord from the balance of any contingency or interest reserve line items and Landlord's share of any penalties payable by the general contractor to Borrower pursuant to the terms of the general contract for the construction to be performed pursuant to the terms of this Lease, which such sums shall be payable to Tenant to the extent necessary to satisfy such obligations. Tenant shall be entitled to interest on any Rent so incurred at the rate payable under the promissory note given by Borrower to Tenant in the same manner as pertains to Tenant's credit against Basic Annual Rent pursuant to Section
                  5.4 of this Lease. Tenant shall also be entitled to the rent credit set forth in Paragraph 40.5 of this Lease, to the extent applicable. Provided, however, any such monthly rent credit shall be limited to the greater of (i) Forty Seven Thousand Five Hundred Dollars ($47,500.00), or (ii) the difference between (a) the monthly installment of Basic Annual Rent payable by Tenant and (b) the monthly debt service payment which Landlord is obligated to pay on the loan from Landlord's Mortgagee, with any uncredited portions continuing to accrue with interest as otherwise provided in this Lease. Notwithstanding the foregoing, during any period during which Landlord's Mortgagee continues to have a first deed of trust or is the owner through a foreclosure or deed in lieu thereof, then in no event shall the amount of any rent credit cause the monthly installment of Basic Annual Rent to be less than One Hundred Forty Five Thousand Dollars ($145,500.00)."

                  11. The third sentence of Section 5.4 of the Lease is hereby amended by adding at the end thereof the phrase "but no later than ninety
(90) days after Tenant's quarterly and fiscal year end."

                  12. The next to last sentence of Section 5.4 is hereby amended and restated in its entirety as follows:

                  "This Security Deposit shall be in cash; excepting, however, Tenant shall have the option after the Term Commencement Date to substitute an irrevocable bank letter of credit, in a form and content and from a bank pre-approved in writing by Landlord and Landlord's Mortgagee."

                  13. Section 5.4 of the Lease is hereby amended by adding at the end thereof the following provision:

                  "To the extent that Landlord's Lender forecloses under its loan to Landlord or otherwise obtains title to the Demised Premises and Tenant is not given credit for the Security Deposit as a result thereof, Tenant shall be entitled to credit against the Rent due for the last month of this Lease the amount of such Security Deposit."

                  14. Section 7.3 of the Lease is hereby amended by adding a new sentence thereto after the first two sentences thereof, as follows:

                  "Upon the written request of Landlord, Tenant shall furnish to Landlord written evidence that all such property taxes and insurance premiums required in the first instance to be paid by Tenant have been paid."

                  15. Section 11.1 of the Lease is hereby amended by revising the first line thereof to state as follows:

                  "If Tenant fails to fully vacate all or any part ...."

                  16. Section 12.2 of the Lease is hereby amended by adding at the beginning thereof the clause "Notwithstanding any provision of Section
7.2 to the contrary, ..."

                  17. Section 15.5 of the Lease is hereby amended by providing that a copy of the notice to be provided to the Landlord therein shall also be provided to Landlord's Mortgagee.

                  18. The last sentence of Section 16.2 of the Lease is hereby amended and restated in its entirety as follows:

                  "Tenant shall, upon the expiration or sooner termination of the term hereof, surrender the Demised Premises to Landlord in the same good, quality condition as when received, ordinary wear and tear excepted, and damage by fire, other peril or condemnation which is to be repaired by Landlord pursuant to Articles 20 and 21 also excepted."

                  19. The third to last line of Section 17.3 on Page 26 of the Lease is hereby amended by adding after the word "clarify" the phrase "to the reasonable satisfaction of such lender."

                  20. Section 18.4 of the Lease is hereby amended by adding in the first line thereof after the word "Landlord" the words "and Landlord's Mortgagee."

                  21. Section 19.1 of the Lease is hereby amended by adding ",automobile liability," in the seventh line on Page 28 of the Lease after the words "materials risks."

                  22. Section 19.3 of the Lease is hereby amended by adding at the end of the first sentence thereof the phrase "and Landlord's Lender to the extent that such lender has notified Tenant in writing of such request."

                  23. Section 19.3 of the Lease is further amended by providing that the policyholder rating set forth in the second sentence of such section shall be "A-" and the financial category set forth in the second sentence shall be "Class X."

                  24. Section 19.5 of the Lease is hereby amended and restated in its entirety as follows:

                           "19.5 If any policy of insurance is to name Landlord
                  or Landlord's Lender as additional insured, Tenant shall, upon written request of Landlord or such lender, also designate and furnish certificates evidencing Landlord and such lender as an additional insured to (i) any lender to Landlord holding a security interest in the Building or, and/or (ii) the Landlord under any lease wherein Landlord is or shall become a tenant under a ground lease for the Land rather than that of fee owner, and/or (iii) Landlord's property manager, construction manager, agents and representatives."

                  25. Section 32.1 of the Lease is hereby amended by adding thereto at the end thereof the phrase "or sue to compel specific performance hereunder."

                  26. Section 33.2 of the Lease is hereby amended and restated in its entirety as follows:

                           "33.2 Notwithstanding the foregoing, Tenant shall
                  execute and deliver within thirty (30) says or such shorter period as is reasonable under the circumstances after written demand such further instrument or instruments evidencing such subordination of this Lease to any such mortgages, deeds of trust or leases in which Landlord is tenant as may be required reasonably by Landlord's Lender. However, if any such mortgagee, beneficiary or landlord under a lease wherein Landlord is tenant so elects, this Lease shall be deemed prior to any such lease, mortgage or deed of trust upon or including the Demised Premises, regardless of date, and Tenant shall execute a statement in writing to such effect at Landlord's request."

                  27. Section 33.3 of the Lease is hereby amended by adding at the end thereof the following sentence:

                  "Additionally, at the request of said purchaser or transferee, Tenant and the purchaser or transferee shall sign a new lease on the same terms and conditions set forth in this Lease (except for as modified by any subordination agreement hereafter executed if such subordination agreement so requires) but showing the purchaser as the landlord."

                  28. Section 34.2 of the Lease is hereby amended and restated in its entirety as follows:

                           "34.2 The voluntary or other surrender of this Lease
                  by Tenant shall not work a merger, unless Landlord and Landlord's Lender consent, and shall, at the option of Landlord and Landlord's Lender, operate as an assignment to it of any or all subleases or subtenancies."

                  29. The Lease is hereby amended by adding thereto the following new Section 34.4:

                           "34.4 In the event Tenant acquires fee ownership of
                  the Demised Premises, that acquisition will not result in a merger of the leasehold interest and the fee interest, but rather, at the option of Landlord's Lender, the Lease and the Landlord's Lender's interests in the Lease shall remain in effect. Landlord and Tenant shall execute such additional documents as may be necessary to effectuate this waiver."

                  30. Section 35.1 of the Lease is hereby amended by adding thereto at the end of the first sentence thereof the words "and approved by Landlord's Mortgagee."

                  31. Section 37.1 of the Lease is hereby amended by adding thereto in the tenth line thereof after the close of the parenthetical phrase the following phrase:

                  "...excluding, however, any Hazardous Materials which were placed on the Demised Premises by Tenant or Tenant's
                  Invitees...."

                  32. Section 37.1.2 of the Lease is hereby amended by adding the following provision at the end thereof:

                  "Landlord may disclose such materials on a confidential basis to Landlord's Mortgagee."

                  33. Section 37.5.1 of the Lease is hereby amended by adding after the word "Landlord" in the second line thereof the phrase "and Landlord's Lender."

                  34. Section 39.2.1 of the Lease is hereby amended by revising the fifth line thereof on Page 58 to state as follows:

                  "...$10,000,000.00, which new loan proceeds are to cover a portion of the Landlord's ...."

                  35. The last two sentences in Section 39.2.1 of the Lease are amended and restated as follows:

                  "The new loan shall enable Tenant to use the remaining loan proceeds to complete the Landlord's Work in the event of a material default by Landlord under the Work Letter if Tenant is entitled to complete the same under the terms of this Lease. Additionally if the new lender requires a completion bond, Tenant shall be an additional beneficiary of the completion bond."

                  36. The Lease is hereby amended by adding thereto the following Section 40:

                           "40.     Completion by Tenant.

                                    40.1.    Lender Requirement. Landlord's
                  Mortgagee under the construction/permanent financing for the New Loan referenced in Section 39.2 above is allowing Tenant to complete construction of the Landlord's Work to the Demised Premises as permitted by Section 4.1.2 of Exhibit "B" to this Lease in the event of the failure by Landlord to do so. In recognition thereof, Landlord and Tenant have agreed to the provisions set forth in this Section 40. The provisions set forth below shall be applicable if, and only if, (i) Landlord defaults on its obligations to complete construction of the Landlord's Work, and (ii) Tenant exercises its right to complete the Landlord's Work, and (iii) Tenant has not materially defaulted on its obligations to provide the funds to pay for the costs of the Landlord's Work, and (iv) there is no other default by Tenant which is a proximate cause for Landlord's failure to complete construction of the Landlord's Work, in which event the provisions set forth below in this
                  Section 40 shall become applicable. Once these provisions become applicable, these provisions shall prevail over any inconsistent provisions contained elsewhere in this Lease (including Exhibit B to this Lease).

                                    40.2.    Costs and Damages. Subject to the
                  provisions set forth below, notwithstanding anything to the contrary in the Lease (including, without limitation, Sections 22.10, 18.3 and 18.4 thereof), Landlord shall indemnify Tenant and its partners, directors, officers, agents and employees against and save them harmless from all demands, claims, damages, causes of action or judgments and all reasonable expenses incurred in investigating or resisting the same (including reasonable professional fees, including without limitation, fees for attorneys, architects, engineers, and environmental consultants and any costs or damages incurred relative to a transition from Landlord to Tenant for performing the Landlord's Work) arising from or out of Tenant's performing the Landlord's Work. Tenant shall be entitled to interest at the rate of Bank of America's "reference rate" plus 3% on any amounts expended by Tenant as provided herein.

                                    40.3.    Contractor's Delay Damages.
                  Pursuant to Section 6.3.7 of Exhibit B to this Lease (the Work Letter), the delay damages payable by Landlord's Contractor are to be shared between Landlord and Tenant. Landlord hereby agrees that its share of said delay damages payable by Landlord's Contractor shall initially be paid to Tenant, in addition to Tenant's share to compensate Tenant for Tenant's costs and damages under Section 40.2 above; provided, however, to the extent that Landlord's share of said delay damages exceeds Tenant's costs and damages as specified in Section
                  40.2 above, then Tenant shall pay over to Landlord the excess portion of Landlord's share of said delay damages which exceed Tenant's costs and damages pursuant to Section 40.2 above.

                                    40.4.    Delay Days. Any delays in
                  completing the Landlord's Work which result from Tenant taking over from Landlord the responsibilities to perform Landlord's Work shall be treated as Landlord-Caused Delays, pursuant to
                  Section 6.1 of Exhibit B (Work Letter), notwithstanding any other contrary provisions. Notwithstanding the foregoing, the time period within which Landlord must deliver the Demised Premises to Tenant as set forth in Section 4.2.3 of the Lease shall be extended by any such delay.

                                    40.5.    Rental Credit. To the extent that
                  Tenant's costs and damages pursuant to Section 40.2 above exceed Landlord's share of the delay damages from Landlord's Contractor (as specified in Section 40.3 above and after crediting Tenant as provided in Section 5.3), then Tenant shall be entitled to pursue all available remedies against Landlord to collect such excess costs and damages (together with interest on such sums at the rate of Bank of America's "reference rate" plus 3% per annum), including, without limitation, the right to make a credit offset against the next rent payment(s) owing on this Lease to the extent of such sums owing to Tenant. Prior to exercising such offset right, Tenant shall first attempt to satisfy Landlord's obligation to compensate Tenant under this Section 40 through the sums to be received pursuant to Section 40.3 and any remaining loan proceeds available from the New Loan."

                  37. The second sentence of Section 1.1.1 of Exhibit "B" to the Lease is hereby amended and restated as follows:

                  "If the Project Architect does not perform satisfactorily, Tenant reserves the right to replace McGraw Baldwin Architects with another qualified architectural firm mutually approved by both Tenant and Landlord and Landlord's Mortgagee, which approval shall not be withheld unreasonably."

                  38. The fourth and fifth sentences of Section 1.5.1 of Exhibit "B" to the Lease are hereby amended and restated in their entirety as follows:

                  "All work shall be in accordance with all City, County, State and Federal ordinances, rules and regulations relating thereto. Any approval given by Landlord or Landlord's Mortgagee shall not constitute a representation or warranty by Landlord or Landlord's Mortgagee that the approved item complies with applicable building codes or governmental regulations, or that the item is suitable for the intended use, or that the item is in compliance with the Improvement Plans."

                  39. The second sentence of Section 1.6.3 of Exhibit "B" to the Lease is hereby amended by adding thereto at the end thereof the phrase "in accordance with applicable law."

                  40. The last sentence of Section 1.7.9 of Exhibit'"B" to the Lease is hereby amended by adding thereto at the end thereof the following:

                  "provided, however, the insurance limit, the deductible amounts, and the insurance carrier size shall not be less than as specified in Section 19 of the Lease."

                  41. The third line of Section 1.8 of Exhibit "B" to the Lease is hereby amended by adding after the word "Landlord" the phrase "and Landlord's Mortgagee."

                  42. The second line of Section 1.8.1 of Exhibit "B" to the Lease is hereby amended by adding after the word "Landlord" the phrase "and Landlord's Mortgagee."

                  43. The seventh line of Section 3.1 of Exhibit "B" to the Lease is hereby amended and restated as follows:

                  "... City, County, State and Federal ordinances, rules and regulations relating ..."

                  44. Section 3.1 of Exhibit "B" to the Lease is further amended by adding at the end thereof the phrase "comparable to the insurance as specified in Section 1.7.9 above."

                  45. Section 4.1.2 of Exhibit "B" to the Lease is hereby amended by adding thereto at the end thereof the following sentence:

                  "Pursuant to the terms of the Loan from Landlord's Mortgagee, and as specified in Section 3.4 of the Lease, Landlord and Tenant acknowledge that union labor is to be used for constructing the improvements within the criteria set forth in
                  Section 3.4 of the Lease."

                  46. Paragraph 2 to Schedule 4 to Exhibit "B" to the Lease is hereby amended by adding thereto at the end thereof the following provision:

                           "Tenant shall keep the construction validation
                  current throughout the term of the Lease, and provide to Landlord all supporting documentation for the ongoing construction validation. Tenant shall not allow the construction validation of the pilot plant to lapse at any time during the Lease Term."

                  47. Paragraph 2 of Exhibit "D" to the Lease is hereby amended by adding thereto at the end thereof the following sentence:

                  "Tenant shall be entitled to a credit against the termination fee payable pursuant to this Paragraph for all unreimbursed amounts due Tenant pursuant to the provisions of Paragraphs
                  5.3 and 40 of the Lease as well as for all amounts then outstanding under the promissory note from Landlord to Tenant dated

                  November 25, 1992, in the amount of $3,200,000.00, but only to the extent of any excess of such termination fee over the then unpaid balance of the loan from Landlord's Mortgagee."

         IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first set forth above.

                                        TORREY SORRENTO INC.,
                                        a California corporation

                                        By: /s/ [ILLEGIBLE]
                                            -----------------------------

                                        IDEC PHARMACEUTICALS CORPORATION,
                                        a California corporation

                                        BY: /s/ Phillip Schneider
                                            -----------------------------
                                            Vice President
                                      -12-